FOR FURTHER INFORMATION:

AT INVESTOR RELATIONS INTL:
Haris Tajyar
Managing Partner
Ph: 818-382-9702
htajyar@irintl.com

FOR IMMEDIATE RELEASE
APRIL 14, 2008

CHINA ARCHITECTURAL ENGINEERING TO CONDUCT “NON-DEAL ROAD SHOW” APRIL 14-18; INVESTOR PRESENTATION AVAILABLE ON COMPANY WEBSITE

ZHUHAI, China, & LOS ANGELES—April 14, 2008 — China Architectural Engineering, Inc. (CAE) (AMEX: RCH), a leader in the design, engineering, fabrication and installation of high-end building envelope solution systems, today announced that Xinyue Jasmine Geffner, CFA, China Architectural Engineering’s Chief Financial Officer, will be conducting a nationwide investor “non-deal road show” in the U.S. from April 14-18, 2008. Meeting locations will include San Francisco, San Diego, Los Angeles, Dallas, Chicago and New York.

The "non-deal road show" is intended to provide additional information to investors regarding China Architectural Engineering’s historical achievements, strategic initiatives, project pipeline, market opportunities, international expansion plans and long-term growth strategy. The Company presentation to be used during the meetings will be available via the Investor Relations section of the China Architectural Engineering’s website at www.caebuilding.com.

To be added to China Architectural Engineering's investor lists, please contact Haris Tajyar at htajyar@irintl.com or at 818-382-9702.

About China Architectural Engineering, Inc.

China Architectural Engineering, Inc. (CAE) (AMEX:RCH), which began operations in 1992, has maintained a leading position in the global commercial construction industry by providing timely, high-quality, reliable, fully integrated & cost-effective service solutions to its clients utilizing specialized technical expertise in the design, engineering, fabrication and construction of building envelop solution systems. It specializes in high-end curtain wall systems (including glass, stone & metal curtain walls), roofing systems, steel construction systems, eco-energy saving building conservation systems and related products, for public works and commercial real estate projects.

CAE has worked with world-renowned architects and building engineers from China and other countries and has completed over 100 large, complex and unique projects throughout China, Hong Kong, Macau, Australia and Southeast Asia, including numerous award-winning landmark buildings in many of Asia's major cities. It is now capitalizing on its industry-leading expertise by expanding aggressively beyond China into some of the hottest construction markets in the world, including the Middle East, Central Asia and Eastern Europe. It recently set up operations in New York to expand in the U.S. and Canadian markets. CAE now has operations in 13 cities in China, Hong Kong, Sydney (Australia), Dubai (UAE) and New York (USA).

For further information on China Architectural Engineering please visit www.caebuilding.com.

Forward Looking Statements: In addition to historical information, the statements set forth above include forward-looking statements that may involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, uncertainty of contract negotiations and payments under existing contracts, the Company’s dependence on government contracts, changes in the laws of the PRC that affect the Company’s operations, fluctuation and unpredictability of costs related to the Company’s products and services, the Company’s dependence on the steel and aluminum markets, reduction or reversal of the Company’s recorded revenue or profits due to “percentage of completion” method of accounting and expenses and costs associated with the issuance of convertible bonds. The forward-looking statements are also identified through use of the words “believe,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including regulatory approval requirements and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company’s reports and other filings with the Securities and Exchange Commission.

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